Exhibit 99.1

Village Farms International Reports Q3 2026 Results

Driven by Record Cannabis Revenues

•
Consolidated Net Sales Increased to $67 Million with Record Cannabis Sales of $55 Million
•
Net Income of $10 Million or $0.08 Per Share; Operating Cash Flow of $9.5 Million
•
Adjusted EBITDA from Continuing Operations of $18.2 Million or 27% of Sales
•
International Exports Increased 75% YoY to $20.8 Million in Line with Previous Quarter Record
•
Company Closes Q3 with $80 Million in Cash and Net Cash Position of $41 Million
•
Company Begins Mobilizing Efforts to Activate Texas Production Assets; Enhances Canadian Optionality by Exercising Rights to Convert 16 Acres of Delta 1 to Cannabis

VANCOUVER, British Columbia, November 9, 2026 – Village Farms International, Inc. (“Village Farms” or the “Company”) (NASDAQ: VFF) today reported financial results for its third quarter ended September 30, 2026. All figures are in U.S. dollars unless otherwise indicated.

Management Commentary

President and Chief Executive Officer Michael DeGiglio commented, “Our third quarter results were driven by record cannabis revenues of $55 million and approximately 43% of cannabis sales from some of the world’s most attractive and fastest growing international markets. We also delivered our sixth consecutive quarter of positive net income and EPS, clearly demonstrating the strength of our sustainably profitable and expanding global cannabis enterprise.”

“In Canada, we continue to maintain our top five market share position with continued share gains in convenience product categories and a brand portfolio that remains in the top 10 of all major product categories nationally. International export sales grew 75% year-over-year, in line with last quarter’s record, and more importantly with resilient pricing relative to non-GMP compliant areas of the supply chain. As we’ve previously discussed, we continue to expect our competitive advantage with the world’s largest single-site EU-GMP certified cannabis facility will result in continued increases in demand for our compliant production capacity, and we are looking forward to our Delta 2 expansion contributing to stronger international sales growth next year along with our entrance into multiple new European jurisdictions.”

“The year-over-year variance in our margin performance in Q3 was driven primarily by a softer spot trim market in the Canadian wholesale sales channel as compared to the prior year. We believe wholesale trim volumes and pricing reached trough levels in the Canadian wholesale channel during Q3, and we expect these conditions to begin normalizing in Q4 given the visibility of our order book in October and the commencement of new supply agreements with considerably stronger contracted pricing.”

“We’re pleased to report that our Phase II Netherlands facility is now fully planted and expected to begin contributing to stronger sales growth during Q4 and throughout 2027. Our Delta 2 expansion remains on track to reach its full production capacity by the middle of next year, positioning us for continued long-term organic sales growth through calendar year 2028. Finally, we’re actively mobilizing plans to operationalize our standalone 30-acre greenhouse in Monahans, Texas for cannabis production. Monahans is the youngest, most advanced production asset in our portfolio, and we remain very focused on pursuing all potential pathways to initiate our U.S. market entry with a commencement of production in Texas.”

“As anticipated, we delivered stronger sequential cash flow performance in Q3 as capex from our Netherlands and Delta 2 expansion projects is substantially complete. We closed the quarter with nearly $80 million in cash, and believe we’re well positioned for continued profitable growth with one of the world’s most attractive and differentiated cannabis investment platforms. We continue to evaluate additional organic and acquisitive growth investments around the globe, but will remain prudent with respect to valuation and regulatory frameworks, with a focus on profitability and long-term strategic value creation for our shareholders.”

Third Quarter 2026 Financial Highlights

(All comparable periods are for the third quarter of 2025 unless otherwise stated)

Cannabis Operations

•
Net sales increased 3% to a record of $55.0 million, from $53.5 million in the prior year period;
•
Gross margin was 48%, compared to 55% in the prior year period, with the variance driven primarily by a softer spot trim market in Canada as compared to the prior year period;
•
Net income was $7.8 million compared to $12.0 million in the prior year period, with the variance driven by lower gross margins and increased operating expenses to support future growth;
•
Adjusted EBITDA from continuing operations was $14.7 million or 27% of sales, compared to $20.2 million or 38% of sales in the prior year period; and
•
Cash flow from operations was $7.3 million.

Strategic Growth and Operational Highlights

•
Maintained the Company’s top five overall market share position in the Canadian market and expanded its market share in vapes and infused pre-rolls, maintaining its top 10 position nationally in all major product categories1. The Company’s Super Toast brand also recently became the Company’s first nationally distributed brand after launching in Quebec.
•
International export sales increased 75% year-over-year to $20.8 million, in line with the previous quarter record set in Q2 of 2026. The Company remains one of the largest exporters of medical cannabis to Europe with a leading market share position in Germany.
•
The Company’s capacity expansion project at its Delta 2 greenhouse in British Columbia remains on track to be completed during Q1 of 2027. The Delta 2 expansion is expected to ramp to its full production capacity of 40 metric tonnes by mid-2027, bringing total production capacity from the Delta campus to approximately 160 metric tonnes of dried, trimmed flower annually.
•
During the third quarter the Company’s Netherlands production was temporarily reduced by propagation activities. The Groningen facility is now fully planted, and the Company continues to expect it will ramp to its maximum annualized production capacity in early 2027, positioning Village Farms Netherlands for stronger revenue growth next year.
•
The Company recently began mobilizing efforts to operationalize its standalone 30-acre (1.3 million sq. ft.) greenhouse in Monahans, Texas for cannabis production. Monahans is the youngest, most advanced production asset in the Company’s portfolio. Village Farms management remains focused on pursuing all potential pathways to initiate its U.S. market entry with a future commencement of cannabis production in Texas.
•
The Company’s Balanced Health Botanicals subsidiary continues to pursue pathways to participate in the U.S. Medicare CMMI pilot program for CBD products, and is awaiting regulatory clarity related to the pending December 11, 2026 federal hemp ban to further assess this opportunity. The Company believes it is positioned well to play a meaningful role in the future of this market if regulations preserve protections for non-synthetic, full-spectrum products.

Corporate and Other

•
On September 10, 2026, the Company announced the appointment of Hamid Shekarchi as Interim Chief Financial Officer, effective immediately. Mr. Shekarchi previously served as Chief Financial Officer of the Company’s Canadian Cannabis business and brings 18 years of financial leadership experience with a proven operational track record. The Company’s former CFO, Stephen Ruffini, was appointed to a new role as Head of Mergers & Acquisitions and will continue his role as Executive Vice President and Corporate Secretary.
•
On September 14, 2026, the Company announced the appointment of Deepak Anand as Vice President of Government Affairs. Mr. Anand will lead government relations, regulatory affairs and public policy strategies across the Company's global footprint, with a particular focus on activating new market and product growth opportunities.
•
During the fourth quarter of 2026, the Company notified Verdexa Holdings that it had elected to exercise its right to convert approximately 25% of its 60-acre (2.6 million sq. ft.) Delta 1 greenhouse in British Columbia to cannabis production. While the Company has not formalized any conversion plans for the Delta 1 greenhouse at this time, the notice provided to Verdexa provides optionality to convert 16 acres (700,000 sq. ft.) of the Delta 1 facility to cannabis production during 2027.

1.
Based on estimated retail sales from HiFyre, other third parties and provincial boards.

Conference Call

Village Farms’ management team will host a conference call to discuss its third quarter 2026 financial results today, Monday, November 9, 2026, at 8:30 a.m. ET. Participants can access the conference call via a webcast at Village Farms Third Quarter 2026 Conference Call Webcast or on the Company website at Village Farms - Events. Participants wanting to access the conference call by telephone must register in advance at Village Farms Third Quarter 2026 Conference Call Registration to receive telephone dial-in information.

The live question and answer session will be limited to analysts; however, others are invited to submit questions ahead of the conference call via email at investorrelations@villagefarms.com. Management will address questions received via email during the question-and-answer session as time permits.

About Village Farms International, Inc.

Village Farms is a global leader in cannabis, plant-based consumer packaged goods, and sustainable innovation. With a legacy built on decades of Controlled Environment Agriculture expertise and Dutch farming practices, today the Company is one of the world’s largest and most profitable cannabis operators with an asset portfolio that spans over 7 million square feet of advanced greenhouse and indoor cultivation assets.

In Canada, Village Farms operates the world’s largest EU-GMP certified cannabis facility at its production campus in Delta, British Columbia, and exports products to international medical markets. The Company is also a market share leader in dried flower formats and produces and distributes some of the country’s highest quality and best-selling strains, including its flagship Pure Sunfarms Pink Kush, one of the most widely consumed strains on the planet. Village Farms’ Canadian brand portfolio includes Pure Sunfarms, Fraser Valley Weed Co., Soar, Super Toast, Pure Laine, Tam Tams and Promenade.

In the Netherlands, the Company is one of only ten licensed operators in the country’s regulated cannabis program, and in the United States its CBDistillery brand is one of the country’s premier cannabinoid wellness platforms, and it also holds equity interests in cannabis businesses in Australia and Germany. Beyond cannabis, the Company holds an equity interest in Verdexa Holdings, a private venture pursuing strategic acquisitions to build a premier branded food platform, and its Clean Energy division transforms landfill gas into renewable natural gas and receives royalties on all revenues generated.

Contact Information

Sam Gibbons Senior Vice President, Corporate Affairs and Investor Relations Phone: (407) 495-5067 Email: sgibbons@villagefarms.com

Cannabis Performance Summary

(thousands except % metrics)	Three Months Ended September 30,
	2026	2025
	USD $	USD $	Change
Total Net Sales	$55,000	$53,507	3%
Total Cost of Sales	$28,857	$23,904	21%
Gross Profit	$26,143	$29,603	-12%
Gross Margin %	48%	55%	-13%
SG&A	$15,157	$12,267	24%
Net income	$7,839	$12,029	-35%
Adjusted EBITDA from Continuing Operations (1)	$14,749	$20,243	-27%
Adjusted EBITDA from Continuing Operations Margin (1)	27%	38%	-29%
Cash flow from Operations	$7,263	$20,596	-65%

(thousands except % metrics)	Nine Months Ended September 30,
	2026	2025
	USD $	USD $	Change
Total Net Sales	$158,267	$143,576	10%
Total Cost of Sales	$83,539	$77,364	8%
Gross Profit	$74,728	$66,212	13%
Gross Margin %	47%	46%	2%
SG&A	$45,180	$35,609	27%
Net income	$21,222	$21,975	-3%
Adjusted EBITDA from Continuing Operations (1)	$40,218	$40,255	0%
Adjusted EBITDA from Continuing Operations Margin (1)	25%	28%	-11%
Cash flow from Operations	$4,449	$42,654	NM
(1)
Adjusted EBITDA from continuing operations is not a recognized earnings measure and does not have a standardized meaning prescribed by GAAP. Therefore, Adjusted EBITDA from continuing operations may not be comparable to similar measures presented by other issuers. Management believes that Adjusted EBITDA from continuing operations is a useful supplemental measure in evaluating the performance of the Company because it excludes non-recurring and other items that do not reflect our business performance. Adjusted EBITDA from continuing operations includes the Company’s 86.6% interest in Rose LifeScience. For a reconciliation of Adjusted EBITDA from continuing operations to net income (the most comparable measure under GAAP), see “Reconciliation of Adjusted EBITDA from Continuing Operations to Net Income (Loss)” below.
(2)
Adjusted EBITDA from Continuing Operations Margin is calculated as Adjusted EBITDA from continuing operations (which is a non-GAAP measure) divided by Total Net Sales. See footnote (1) above for more information regarding Adjusted EBITDA from continuing operations.

Composition of Sales by Channel

Classification	Three Months Ended September 30,
	2026	2025
Cannabis:
Canadian Branded (1)	$25,294	$26,846
Canadian Non-Branded	3,300	7,344
International Exports	20,771	11,858
U.S. Cannabis	2,797	3,337
Netherlands Branded	2,838	3,587
Other	—	535
Total Cannabis	55,000	53,507
Other
Produce	11,270	12,841
Clean Energy	633	393
Total Revenue	$66,903	$66,741
(1)
Canadian Branded revenues are shown net of excise tax on products. Excise tax on products was $16,454 and $15,712 for the three months ended September 30, 2026 and 2025, respectively.

Classification	Nine Months Ended September 30,
	2026	2025

Cannabis:
Canadian Branded (1)	$72,159	$74,554
Canadian Non-Branded	11,717	20,715
International Exports	56,249	29,226
U.S. Cannabis	9,154	11,082
Netherlands Branded	8,846	6,556
Other	142	1,443
Total Cannabis	158,267	143,576
Other
Produce	21,563	21,442
Clean Energy	1,288	1,302
Total Revenue	$181,118	$166,320
(1)
Canadian Branded revenues are shown net of excise tax on products. Excise tax on products was $47,265 and $44,476 for the nine months ended September 30, 2026 and 2025, respectively.

Presentation of Financial Results

The Company’s financial statements for the three and nine months ended September 30, 2026, as well as the comparative period for 2025, have been prepared and presented under United States Generally Accepted Accounting Principles (“GAAP”).

RESULTS OF OPERATIONS

(In thousands of U.S. dollars, except per share amounts, and unless otherwise noted)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Sales	$66,903	$66,741	$181,118	$166,320
Cost of sales	(37,578)	(34,803)	(100,834)	(97,860)
Gross profit	29,325	31,938	80,284	68,460
Selling, general and administrative expenses	(16,142)	(15,599)	(50,895)	(45,629)
Interest expense	(443)	(646)	(1,443)	(2,162)
Interest income	515	360	1,466	544
Foreign exchange (loss) gain	(281)	(238)	(1,426)	1,470
Other (loss) income	146	(282)	(14)	4,169
Income before taxes and equity method investment income	13,120	15,533	27,972	26,852
Provision for income taxes	(3,177)	(4,717)	(8,107)	(8,203)
Equity method investment income, net of tax	—	—	—	—
Income from continuing operations	9,943	10,816	19,865	18,649
(Loss) Income from discontinued operations, net of tax	—	(276)	—	11,015
Income including non-controlling interests	9,943	10,540	19,865	29,664
Less: net (income) loss attributable to non-controlling interests, net of tax	25	(323)	165	347
Net income attributable to Village Farms International, Inc. shareholders	$9,968	$10,217	$20,030	$30,011
Adjusted EBITDA from continuing operations	$18,241	$20,686	$43,542	$41,246
Basic income per share attributable to Village Farms International, Inc. shareholders from:
Continuing operations	$0.08	$0.09	$0.17	$0.17
Discontinued operations	-	-	-	0.10
Basic income per share attributable to Village Farms International, Inc. shareholders	$0.08	$0.09	$0.17	$0.27
Diluted income per share attributable to Village Farms International, Inc. shareholders from:
Continuing operations	$0.08	$0.08	$0.16	$0.16
Discontinued operations	-	-	-	0.10
Diluted income per share attributable to Village Farms International, Inc. shareholders	$0.08	$0.08	$0.16	$0.26
(1)
Adjusted EBITDA from continuing operations is not a recognized earnings measure and does not have a standardized meaning prescribed by GAAP. Therefore, Adjusted EBITDA from continuing operations may not be comparable to similar measures presented by other issuers. Management believes that Adjusted EBITDA from continuing operations is a useful supplemental measure in evaluating the performance of the Company because it excludes non-recurring and other items that do not reflect our business performance. Adjusted EBITDA from continuing operations includes the Company’s 86.6% interest in Rose LifeScience. For a reconciliation of Adjusted EBITDA from continuing operations to net income (the most comparable measure under GAAP), see “Reconciliation of Adjusted EBITDA from Continuing Operations to Net Income (Loss)” below.

We caution that our results of operations for the three and nine months ended September 30, 2026 and 2025 may not be indicative of our future performance.

SEGMENTED RESULTS OF OPERATIONS

(In thousands of U.S. dollars, except per share amounts, and unless otherwise noted)

	For The Three Months Ended September 30, 2026
	Cannabis	Other	Corporate	Total
Sales	$55,000	$11,903	$—	$66,903
Cost of sales	(28,857)	(8,721)	—	(37,578)
Selling, general and administrative expenses	(15,157)	(755)	(230)	(16,142)
Other expense, net	(178)	38	77	(63)
Income (loss) before taxes and equity method investment income	10,808	2,465	(153)	13,120
Provision for income taxes	(2,994)	(183)	—	(3,177)
Equity method investment income, net of tax	—	—	—	—
Income (loss) including non-controlling interests	7,814	2,282	(153)	9,943
Less: net loss attributable to non-controlling interests, net of tax	25	—	—	25
Net income (loss)	$7,839	$2,282	$(153)	$9,968
Adjusted EBITDA from Continuing Operations(1)	$14,749	$3,439	$53	$18,241
Basic income per share	$0.06	$0.02	$-	$0.08
Diluted income per share	$0.06	$0.02	$-	$0.08

	For The Three Months Ended September 30, 2025
	Cannabis	Other	Corporate	Total
Sales	$53,507	$13,234	$—	$66,741
Cost of sales	(23,904)	(10,899)	—	(34,803)
Selling, general and administrative expenses	(12,267)	(239)	(3,093)	(15,599)
Other (expense) income, net	(375)	(465)	34	(806)
Income (loss) before taxes and equity method investment income	16,961	1,631	(3,059)	15,533
Provision for income taxes	(4,609)	(108)	—	(4,717)
Equity method investment income, net of tax	—	—	—	—
Income (loss) from continuing operations	12,352	1,523	(3,059)	10,816
Income from discontinued operations net of tax	—	(276)	—	(276)
Income (loss) including non-controlling interests	12,352	1,247	(3,059)	10,540
Less: net income attributable to non-controlling interests, net of tax	(323)	—	—	(323)
Net income (loss)	$12,029	$1,247	$(3,059)	$10,217
Adjusted EBITDA from Continuing Operations(1)	$20,243	$2,784	$(2,341)	$20,686
Basic income (loss) per share from continuing operations	$0.11	$0.01	$(0.03)	$0.09
Basic income per share from discontinued operations	$-	$-	$-	$-
Basic income (loss) per share	$0.11	$0.01	$(0.03)	$0.09
Diluted income (loss) per share from continuing operations	$0.10	$0.01	$(0.03)	$0.08
Diluted income per share from discontinued operations	$-	$-	$-	$-
Diluted income (loss) per share	$0.10	$0.01	$(0.03)	$0.08

	For The Nine Months Ended September 30, 2026
	Cannabis	Other	Corporate	Total
Sales	$158,267	$22,851	$—	$181,118
Cost of sales	(83,539)	(17,295)	—	(100,834)
Selling, general and administrative expenses	(45,180)	(1,979)	(3,736)	(50,895)
Other expense, net	(696)	(388)	(333)	(1,417)
Income (loss) before taxes and equity method investment income	28,852	3,189	(4,069)	27,972
Provision for income taxes	(7,795)	(312)	—	(8,107)
Equity method investment income, net of tax	—	—	—	—
Income (loss) from continuing operations	21,057	2,877	(4,069)	19,865
Less: net loss attributable to non-controlling interests, net of tax	165	—	—	165
Net income (loss)	$21,222	$2,877	$(4,069)	$20,030
Adjusted EBITDA from continuing operations (1)	$40,218	$6,192	$(2,868)	$43,542
Basic income (loss) per share from continuing operations	$0.18	$0.02	$(0.03)	$0.17
Basic income per share from discontinued operations	$-	$-	$-	$-
Basic income (loss) per share	$0.18	$0.02	$(0.03)	$0.17
Diluted income (loss) per share from continuing operations	$0.17	$0.02	$(0.03)	$0.16
Diluted income per share from discontinued operations	$-	$-	$-	$-
Diluted income (loss) per share	$0.17	$0.02	$(0.03)	$0.16

	For The Nine Months Ended September 30, 2025
	Cannabis	Other	Corporate	Total
Sales	$143,576	$22,744	$—	$166,320
Cost of sales	(77,364)	(20,496)	—	(97,860)
Selling, general and administrative expenses	(35,609)	(1,825)	(8,195)	(45,629)
Other expense (income), net	(1,084)	3,478	1,627	4,021
Income (loss) before taxes and equity method investment income	29,519	3,901	(6,568)	26,852
Provision for income taxes	(7,891)	(312)	—	(8,203)
Equity method investment income, net of tax	—	—	—	—
Income (loss) from continuing operations	21,628	3,589	(6,568)	18,649
Income from discontinued operations net of tax	—	11,015	—	11,015
Income (loss) including non-controlling interests	21,628	14,604	(6,568)	29,664
Less: net loss attributable to non-controlling interests, net of tax	347	—	—	347
Net income (loss)	$21,975	$14,604	$(6,568)	$30,011
Adjusted EBITDA from continuing operations (1)	$40,255	$8,188	$(7,197)	$41,246
Basic (loss) income per share from continuing operations	$0.20	$0.03	$(0.06)	$0.17
Basic loss per share from discontinued operations	$-	$0.10	$-	$0.10
Basic (loss) income per share	$0.20	$0.13	$(0.06)	$0.27
Diluted (loss) income per share from continuing operations	$0.19	$0.03	$(0.06)	$0.16
Diluted loss per share from discontinued operations	$-	$0.10	$-	$0.10
Diluted (loss) income per share	$0.19	$0.13	$(0.06)	$0.26

(1)
Adjusted EBITDA from continuing operations is not a recognized earnings measure and does not have a standardized meaning prescribed by GAAP. Therefore, Adjusted EBITDA from continuing operations presented for these segments may not be comparable to similar measures presented by other issuers. Management believes that Adjusted EBITDA from continuing operations is a useful supplemental measure in evaluating the performance of the Company because it excludes non-recurring and other items that do not reflect the underlying business performance of the Company. For a reconciliation of Adjusted EBITDA from continuing operations to net income (the most comparable measure under GAAP), see “Reconciliation of Adjusted EBITDA from Continuing Operations to Net Income (Loss)” below.

Reconciliation of Adjusted EBITDA from Continuing Operations to Net Income (Loss)

The following tables reflect a reconciliation of Adjusted EBITDA from continuing operations to net income (loss) from continuing operations, as presented by the Company:

	For The Three Months Ended September 30, 2026
(in thousands of U.S. dollars)	Cannabis	Other	Corporate	Total
Net income (loss) from continuing operations	$7,814	$2,282	$(153)	$9,943
Add:
Amortization and depreciation	3,753	779	19	4,551
Foreign currency exchange (gain) loss	40	(32)	185	193
Interest expense (income), net	(36)	227	(263)	(72)
Provision for income taxes	2,994	183	—	3,177
Share-based compensation	192	—	265	457
Deferred financing fees	66	—	—	66
Loss on disposal of assets	—	—	—	—
Adjustments attributable to non-controlling interest	(74)	—	—	(74)
Adjusted EBITDA from continuing operations (1)	14,749	3,439	53	18,241

	For The Three Months Ended September 30, 2025
(in thousands of U.S. dollars)	Cannabis	Other	Corporate	Total
Net income (loss) from continuing operations	$12,352	$1,523	$(3,059)	$10,816
Add:
Amortization and depreciation	3,324	813	25	4,162
Foreign currency exchange loss (gain)	19	(12)	217	224
Interest expense (income), net	192	345	(251)	286
Provision for (recovery of) income taxes	4,609	108	—	4,717
Share-based compensation	280	7	727	1,014
Deferred financing fee	32	—	—	32
Other impairments	(242)	—	—	(242)
Adjustments attributable to non-controlling interest	(323)	—	—	(323)
Adjusted EBITDA from continuing operations (1)	20,243	2,784	(2,341)	20,686

	For The Nine Months Ended September 30, 2026
(in thousands of U.S. dollars)	Cannabis	Other	Corporate	Total
Net income (loss) from continuing operations	$21,057	$2,877	$(4,069)	$19,865
Add:	—	—	—	—
Amortization and depreciation	10,738	2,333	62	13,133
Foreign currency exchange gain	55	91	984	1,130
Interest expense (income), net	18	610	(651)	(23)
Provision for income taxes	7,795	312	—	8,107
Share-based compensation	320	—	806	1,126
Deferred financing fees	205	—	—	205
Loss (gain) on disposal of assets	118	(31)	—	87
Adjustments attributable to non-controlling interest	(88)	—	—	(88)
Adjusted EBITDA from continuing operations (1)	40,218	6,192	(2,868)	43,542

	For The Nine Months Ended September 30, 2025
(in thousands of U.S. dollars)	Cannabis	Other	Corporate	Total
Net income (loss) from continuing operations	$21,628	$3,589	$(6,568)	$18,649
Add:
Amortization and depreciation	9,379	3,086	107	12,572
Foreign currency exchange (gain) loss	(116)	(94)	(1,327)	(1,537)
Interest expense (income), net	649	1,269	(300)	1,618
Provision for income taxes	7,891	312	—	8,203
Share-based compensation	365	26	891	1,282
Deferred financing fees	79	—	—	79
Other impairments	217	—	—	217
Adjustments attributable to non-controlling interest	163	—	—	163
Adjusted EBITDA from continuing operations (1)	40,255	8,188	(7,197)	41,246
(1)
Adjusted EBITDA from continuing operations is not a recognized earnings measure and does not have a standardized meaning prescribed by GAAP. Therefore, Adjusted EBITDA from continuing operations presented for these segments may not be comparable to similar measures presented by other issuers. Management believes that Adjusted EBITDA from continuing operations is a useful supplemental measure in evaluating the performance of the Company because it excludes non-recurring and other items that do not reflect the underlying business performance of the Company.

This press release is intended to be read in conjunction with the Company’s Quarterly Report on Form 10-Q for the three and nine months ended September 30, 2026, which will be filed with the Securities and Exchange Commission and will be available at www.sec.gov, and will also be filed in Canada on SEDAR+ (www.sedarplus.ca). In addition, quarterly financial reports can be found on the Village Farms website under Financial Reports (https://villagefarms.com/financial-reports/) within the Investors section.

Cautionary Statement Regarding Forward-Looking Information

As used in this Press Release, the terms “Village Farms”, “Village Farms International”, the “Company”, “we”, “us”, “our” and similar references refer to Village Farms International, Inc. and our consolidated subsidiaries, and the term “Common Shares” refers to our common shares, no par value. Our financial information is presented in U.S. dollars and all references in this Press Release to “$” means U.S. dollars and all references to “C$” means Canadian dollars.

This Press Release contains forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995, Section 27A of the U.S. Securities Act of 1933, as amended, (the "Securities Act") and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and is subject to the safe harbor created by those sections. This Press Release also contains "forward-looking information" within the meaning of applicable Canadian securities laws. We refer to such forward-looking statements and forward-looking information collectively as "forward-looking statements". Forward-looking statements may relate to the Company's future outlook or financial position and anticipated events or results and may include statements regarding the financial position, business strategy, budgets, expansion plans, litigation, projected production, projected costs, capital expenditures, financial results, tariffs, taxes, plans and objectives of or involving the Company. Particularly, statements regarding future results, performance, achievements, prospects or opportunities for the Company, the greenhouse vegetable or produce industry, the cannabis industry and market and our energy segment are forward-looking statements. In some cases, forward-looking information can be identified by such terms as "can", "outlook", "may", "might", "will", "could", "should", "would", "occur", "expect", "plan", "anticipate", "believe", "intend", "try", "estimate", "predict", "potential", "continue", "likely", "schedule", "objectives", “position” or the negative or grammatical variation thereof or other similar expressions concerning matters that are not historical facts. The forward-looking statements in this Press Release are subject to risks that may include, but are not limited to: our limited operating history in the cannabis and cannabinoids industry, including that of Pure Sunfarms, Corp. (“Pure Sunfarms”), Rose LifeScience Inc. (“Rose” or “Rose LifeScience”), Balanced Health Botanicals, LLC (“Balanced Health”), and Village Farms International B.V. (“VF International”); the limited operational history of the Delta RNG Project in our energy segment and VF International; the legal status of the cannabis business of Pure Sunfarms, Rose and VF International and the hemp business of Balanced Health and uncertainty regarding the legality and regulatory status of cannabis and cannabinoid (CBD) products in the United States; risks relating to the implementation and enforcement of the Continuing Appropriations, Agriculture, Legislative Branch, Military Construction and Veterans Affairs, and Extension Act, 2026 which may materially and adversely affect our CBD business in the United States; risks relating to the operation of our collaboration with Verdexa Holdings; risks relating to obtaining additional financing on acceptable terms, including our dependence upon credit facilities and dilutive transactions; potential difficulties in achieving and/or maintaining profitability; variability of product pricing; risks inherent in the cannabis, hemp, CBD, cannabinoids, and agricultural businesses; our market position and competitive position; our ability to leverage current business relationships for future business involving hemp and cannabinoids; the ability of Pure Sunfarms and Rose to cultivate and distribute cannabis in Canada as well as exports; risks related to the start-up of international production at our Netherlands operations under VF International; existing and new governmental regulations, including risks related to regulatory compliance and regarding obtaining and maintaining licenses required under the Cannabis Act (Canada), the Criminal Code and other Acts, S.C. 2018, C. 16 (Canada) for our Canadian operational facilities, and changes in our regulatory requirements; legal and operational risks relating to expected conversion of our greenhouses to cannabis production in Canada and in the United States; risks related to rules and regulations at the U.S. Federal (Food and Drug Administration and United States Department of Agriculture), state and municipal levels with respect to produce and hemp, cannabidiol-based products commercialization; retail consolidation, technological advances and other forms of competition; transportation disruptions; product liability and other potential litigation; retention of key executives; labor issues; uninsured and underinsured losses; vulnerability to rising energy costs; inflationary effects on costs of cultivation and transportation; recessionary effects on demand of our products; environmental, health and safety risks, foreign exchange exposure, risks associated with cross-border trade and the potential for tariffs and other trade restrictions; difficulties in managing our growth; restrictive covenants under our credit facilities; natural catastrophes; elevated interest rates; and tax risks.

The Company has based these forward-looking statements on factors and assumptions about future events and financial trends that it believes may affect its financial condition, results of operations, business strategy and financial needs. Although the forward-looking statements contained in this Press Release are based upon assumptions that management believes are reasonable based on information currently available to management, there can be no assurance that actual results will be consistent with these forward-looking statements. Forward-looking statements necessarily involve known and unknown risks and uncertainties, many of which are beyond the Company's control, which may cause the Company's or the industry's actual results, performance, achievements, prospects and opportunities in future periods to differ materially from those expressed or implied by such forward-looking statements. These risks and uncertainties include, among other things, the factors contained in the Company's filings with securities regulators, including this Press Release and the Company’s most recently filed annual report on Form 10-K and quarterly report on Form 10-Q.

When relying on forward-looking statements to make decisions, the Company cautions readers not to place undue reliance on these statements, as forward-looking statements involve significant risks and uncertainties and should not be read as guarantees of future results, performance, achievements, prospects and opportunities. The forward-looking statements made in this Press Release relate only to events or information as of the date on which the statements are made in this Press Release. Except as required by law, the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events.

Village Farms International, Inc.

Condensed Consolidated Statements of Financial Position

(In thousands of United States dollars, except share data)

(Unaudited)

	September 30, 2026	December 31, 2025
ASSETS
Current assets
Cash and cash equivalents	$79,289	$81,189
Restricted cash	624	5,063
Trade receivables, net	41,613	23,151
Inventories, net	46,423	41,519
Other receivables	1,190	324
Prepaid expenses and deposits	6,952	3,191
Total current assets	176,091	154,437
Non-current assets
Property, plant and equipment, net	188,542	185,712
Investments	6,276	6,276
Goodwill	42,823	44,365
Intangibles, net	20,237	23,647
Deferred tax asset	389	694
Right-of-use assets	5,126	4,066
Other assets	1,872	3,899
Total assets	$441,356	$423,096
LIABILITIES
Current liabilities
Trade payables	$12,514	$15,747
Current maturities of long-term debt	5,253	4,885
Accrued sales taxes	11,574	8,695
Accrued liabilities	17,174	13,960
Lease liabilities - current	1,216	1,198
Income tax payable	579	12,151
Other current liabilities	6,569	1,950
Total current liabilities	54,879	58,586
Non-current liabilities
Long-term debt	33,427	28,769
Deferred tax liability	17,146	18,494
Lease liabilities - non-current	4,744	3,855
Other non-current liabilities	1,946	3,330
Total liabilities	112,142	113,034
MEZZANINE EQUITY
Redeemable non-controlling interest	6,408	10,164
SHAREHOLDERS’ EQUITY
Common shares, no par value per share - unlimited shares authorized; 122,319,352 shares issued and outstanding at September 30, 2026 and 115,722,312 common shares issued and outstanding at December 31, 2025.	407,055	392,380
Additional paid in capital	25,308	29,374
Accumulated other comprehensive loss	(17,012)	(9,281)
Retained earnings	(92,545)	(112,575)
Total shareholders’ equity	322,806	299,898
Total liabilities, mezzanine equity and shareholders’ equity	$441,356	$423,096

Village Farms International, Inc.

Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)

(In thousands of United States dollars, except per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Sales	$66,903	$66,741	$181,118	$166,320
Cost of sales	(37,578)	(34,803)	(100,834)	(97,860)
Gross profit	29,325	31,938	80,284	68,460
Selling, general and administrative expenses	(16,142)	(15,599)	(50,895)	(45,629)
Interest expense	(443)	(646)	(1,443)	(2,162)
Interest income	515	360	1,466	544
Foreign exchange (loss) gain	(281)	(238)	(1,426)	1,470
Other income (loss)	146	(282)	(14)	4,169
Income before taxes and equity method investment income	13,120	15,533	27,972	26,852
Provision for income taxes	(3,177)	(4,717)	(8,107)	(8,203)
Equity method investment income, net of tax	—	—	—	—
Income from continuing operations	9,943	10,816	19,865	18,649
(Loss) income from discontinued operations, net of tax	—	(276)	—	11,015
Income including non-controlling interests	9,943	10,540	19,865	29,664
Less: net (income) loss attributable to non-controlling interests, net of tax	25	(323)	165	347
Net income attributable to Village Farms International, Inc. shareholders	$9,968	$10,217	$20,030	$30,011
Basic income per share attributable to Village Farms International, Inc. shareholders from:
Continuing operations	$0.08	$0.09	$0.17	$0.17
Discontinued operations	-	-	-	0.10
Basic income per share attributable to Village Farms International, Inc. shareholders	$0.08	$0.09	$0.17	$0.27
Diluted income per share attributable to Village Farms International, Inc. shareholders from:
Continuing operations	$0.08	$0.08	$0.16	$0.16
Discontinued operations	-	-	-	0.10
Diluted income per share attributable to Village Farms International, Inc. shareholders	$0.08	$0.08	$0.16	$0.26
Weighted average number of common shares used in the computation of net income (loss) per share (in thousands):
Basic	122,265	113,039	117,929	112,577
Diluted	130,618	120,565	127,455	115,292
Income including non-controlling interests	$9,943	$10,540	$19,865	$29,664
Other comprehensive income (loss):
Foreign currency translation adjustment	222	(3,920)	(7,974)	6,915
Comprehensive income including non-controlling interests	10,165	6,620	11,891	36,579
Comprehensive loss (income) attributable to non-controlling interests	(11)	(140)	407	(40)
Comprehensive income attributable to Village Farms International, Inc. shareholders	$10,154	$6,480	$12,298	$36,539

Village Farms International, Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands of United States dollars)

(Unaudited)

	Nine Months Ended September 30,
	2026	2025
Cash flows provided by operating activities:
Income from continuing operations including non-controlling interests	$19,865	$18,649
Adjustments to reconcile income from continuing operations including non-controlling interests to net cash provided by operating activities of continuing operations:
Depreciation and amortization	13,133	12,572
Amortization of deferred charges	205	79
Interest expense	1,443	2,162
Interest paid on long-term debt	(1,622)	(2,215)
Unrealized foreign exchange loss (gain)	341	(56)
Loss on disposal of assets	87	—
Non-cash lease expense	754	740
Share-based compensation	1,126	1,282
Deferred income taxes	(485)	(133)
Changes in non-cash working capital items	(33,252)	13,630
Net cash provided by operating activities from continuing operations	1,595	46,710
Cash flows used in investing activities:
Purchases of property, plant and equipment	(17,315)	(7,117)
Net cash used in investing activities from continuing operations	(17,315)	(7,117)
Cash flows provided by (used in) financing activities:
Proceeds from issuance of common shares	15,000	—
Issuance costs	(958)	—
Proceeds from borrowings	9,389	—
Repayments on borrowings	(3,744)	(6,612)
Share repurchases	(6,787)	—
Acquisition of redeemable non-controlling interest	(1,280)	—
Proceeds from exercise of warrants and options	633	3,544
Other financing activities	(701)	(543)
Net cash provided by (used in) financing activities from continuing operations	11,552	(3,611)
Discontinued Operations
Net cash (used in) provided by operating activities from discontinued operations	—	(5,865)
Net cash (used in) provided by investing activities from discontinued operations	—	38,710
Net cash (used in) provided by financing activities from discontinued operations	—	(4,000)
Net cash flows provided by discontinued operations	—	28,845
Effect of exchange rate changes on cash and cash equivalents	(2,171)	(1,897)
Net (decrease) increase in cash, cash equivalents and restricted cash	(6,339)	62,930
Cash, cash equivalents and restricted cash, beginning of period	86,252	24,631
Cash, cash equivalents and restricted cash, end of period	$79,913	$87,561